UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2014

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

001-31558

(Commission File Number)

Nevada	88-0104066
(State or other Jurisdiction of Incorporation)	(IRS. Employer Identification No.)

6601 S. Bermuda Rd., Las Vegas, Nevada 89119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (702) 584-7700

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On November 21, 2014, Scientific Games Corporation (“Scientific Games”) announced that it had completed the acquisition of Bally Technologies, Inc. (“Bally”).  Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of August 1, 2014 (the “Merger Agreement”), by and among Scientific Games, Scientific Games Nevada, Inc. (“Merger Sub”), Scientific Games International, Inc. (“Financing Sub”) and Bally, Merger Sub merged with and into Bally, with Bally continuing as the surviving corporation (the “Merger”).  As a result of the Merger, Bally became a wholly owned subsidiary of Scientific Games.

Item 1.02. Termination of a Material Definitive Agreement.

On November 21, 2014, in connection with the closing of the Merger, Bally terminated the Second Amended and Restated Credit Agreement dated as of April, 19, 2013 among Bally, certain banks listed therein and Bank of America, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Bally Credit Agreement”). No early termination penalties were incurred by Bally in connection with the termination of the Bally Credit Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 21, 2014, pursuant to the terms of the Merger Agreement, Scientific Games completed the acquisition of Bally through the merger of Merger Sub with and into Bally, with Bally continuing as the surviving corporation. As a result of the Merger, Bally became a wholly owned subsidiary of Scientific Games.  At the effective time of the Merger, each share of common stock, par value $0.10 per share, of Bally (“Share”) issued and outstanding immediately prior to such time, other than restricted Shares and Shares held by Bally, Scientific Games, Merger Sub or their respective subsidiaries, was automatically cancelled and converted into the right to receive $83.30 in cash, without interest (the “Merger Consideration”). At the effective time of the Merger, each outstanding Bally stock option granted, or that was promised but not granted, prior to August 1, 2014 was cancelled in exchange for the right to receive a cash payment equal to the number of Shares subject to such option multiplied by the excess of the Merger Consideration over the exercise price, if any (the “Option Payment”).  At the effective time of the Merger, each outstanding Bally restricted Share granted, or that was promised but not granted, prior to August 1, 2014 was cancelled in exchange for the right to receive the Merger Consideration (the “Restricted Shares Payment”). At the effective time of the Merger, each outstanding Bally restricted stock unit award (“RSU”) granted, or that was promised but not granted, prior to August 1, 2014, whether vested or unvested, was cancelled in exchange for the right to receive the Merger Consideration multiplied by the number of Bally shares subject to such RSU (the “RSU Payment”), and each RSU granted by Bally following August 1, 2014 in accordance with the Merger Agreement was converted into an equivalent RSU of Scientific Games using a customary exchange ratio of Bally’s stock price to Scientific Games’ stock price on November 21, 2014. As of the effective time of the Merger, each outstanding award of Bally performance units was cancelled in exchange for the right to receive a cash payment equal to the number of Shares subject to such performance unit (assuming achievement of the applicable performance-based conditions at the maximum level) multiplied by the Merger Consideration (the “Performance Unit Payment”). The Merger Consideration, the Option Payment, the Restricted Shares Payment, the RSU Payment and the Performance Unit Payment totaled approximately $3.2 billion.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Bally’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2014, and which is incorporated herein by reference.

The Merger Agreement was filed to provide investors with information regarding its terms and is not intended to provide any factual information about Scientific Games, Merger Sub, Financing Sub, Bally or any of their respective subsidiaries or affiliates. Such information can be found in the public filings that Scientific Games or Bally, as applicable, files with the SEC.  The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and are as of specific dates and solely for the benefit of the parties to the Merger Agreement and:

•                  are not intended as statements of fact, but rather as a way of allocating the risk among the parties in the event the statements therein prove to be inaccurate;

•                  have been modified or qualified by certain confidential disclosures that were made among the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•                  may no longer be true as of a given date;

•                  may be subject to a contractual standard of materiality in a way that is different from that generally applicable to investors or other stockholders and reports and documents filed with the SEC; and

•                  may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect on the applicable party).

Accordingly, investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Scientific Games, Merger Sub, Financing Sub, Bally or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change, or may have changed, after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Scientific Games’ or Bally’s public disclosures. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information that each company publicly files in reports and statements with the SEC.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, Bally notified the New York Stock Exchange (the “NYSE”) on November 21, 2014 that, at the effective time of the Merger, each Share issued and outstanding immediately prior to such time, other than Shares owned by Bally, Scientific Games, Merger Sub or their respective subsidiaries, was automatically cancelled and converted into the right to receive $83.30 in cash, without interest. On November 21, 2014, Bally requested the NYSE to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the Shares. Upon effectiveness of such Form 25, Bally will file with the SEC a certification on Form 15 under the

Exchange Act requesting that the Shares be deregistered and that Bally’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On November 21, 2014, pursuant to the terms of the Merger Agreement, Scientific Games completed the acquisition of Bally through the merger of Merger Sub with and into Bally, with Bally continuing as the surviving corporation. As a result of the Merger, Bally became a wholly owned subsidiary of Scientific Games and each Share issued and outstanding immediately prior to such time, other than Shares owned by Bally, Scientific Games, Merger Sub or their respective subsidiaries, was automatically cancelled and converted into the right to receive $83.30 in cash, without interest. The Merger Consideration, the Option Payment, the Restricted Shares Payment, the RSU Payment and the Performance Unit Payment totaled approximately $3.2 billion. Scientific Games financed the Merger with the net proceeds from senior notes offerings, cash and borrowings under its revolving credit facility and an incremental term loan under the credit agreement, dated as of October 18, 2013, as amended by amendment no. 1 to the credit agreement dated as of October 1, 2014, by and among Financing Sub, as borrower, Scientific Games, as a guarantor, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and other agents from time to time party thereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Merger, each of Richard Haddrill, Robert Guido, Michael Klayko, Josephine Linden, W. Andrew McKenna and David Robbins ceased to be directors of Bally and were replaced by Scott D. Schweinfurth and Jack B. Sarno.

In connection with the closing of the Merger, all of the officers of Bally immediately prior to the effective time of the Merger ceased to be officers of Bally.  Immediately following the effective time of the Merger, the board of directors of Bally appointed Scott D. Schweinfurth to serve as Bally’s President and Treasurer and Jack B. Sarno to serve as Bally’s Secretary.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on November 21, 2014, the articles of incorporation and bylaws of Bally were each amended and restated in their entirety.

The Amended and Restated Articles of Incorporation of Bally are filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. The Bylaws of Bally, as amended, are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1

Agreement and Plan of Merger, dated as of August 1, 2014, by and among Scientific Games Corporation, Scientific Games Nevada, Inc., Scientific Games International, Inc. and Bally Technologies, Inc. (incorporated by reference to Exhibit 2.1 of Bally Technologies, Inc.’s Current Report on Form 8-K

filed with the SEC on August 4, 2014).

3.1	Amended and Restated Articles of Incorporation of Bally Technologies, Inc.

3.2	Bylaws of Bally Technologies, Inc., as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bally Technologies, Inc.

Date: November 25, 2014
	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Secretary

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated as of August 1, 2014, by and among Scientific Games Corporation, Scientific Games Nevada, Inc., Scientific Games International, Inc. and Bally Technologies, Inc. (incorporated by reference to Exhibit 2.1 of Bally Technologies, Inc.’s Current Report on Form 8-K filed with the SEC on August 4, 2014).

3.1	Amended and Restated Articles of Incorporation of Bally Technologies, Inc.

3.2	Bylaws of Bally Technologies, Inc., as amended.